As filed with the Securities and Exchange Commission on August 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	23-2691170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 East Swedesford Road, Suite 350 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Radian Group Inc. 2026 Inducement Grant Equity Plan, As Amended

(Full title of the plan)

Elizabeth A. Diffley

Executive Vice President, Senior Corporate Counsel and Corporate Secretary

Radian Group Inc.

500 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

(Name and address of agent for service)

(215) 231-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Radian Group Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register an additional 174,220 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Radian Group Inc. 2026 Inducement Grant Equity Plan, as amended as of August 6, 2026, as may be further amended from time to time (the “2026 Inducement Plan”). On August 6, 2026, the 2026 Inducement Plan was amended to increase the number of shares reserved thereunder by the 174,220 shares being registered. The contents of the Registrant’s Registration Statement on Form S-8 filed on June 1, 2026 (File No. 333-296393) relating to the 2026 Inducement Plan are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026;

(b) The information specifically incorporated by reference into Registrant’s Annual Report on Form 10-K from Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2026;

(c) Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May  8, 2026, and June 30, 2026, filed with the SEC on August 7, 2026;

(d) Registrant’s Current Reports on Form 8-K filed with the SEC on January  22, 2026, February  3, 2026, February  9, 2026, February  12, 2026, March  26, 2026, April  21, 2026, May  21, 2026, May 27, 2026, and Current Reports on Form 8-K/A filed with the SEC on April  3, 2026 and April 17, 2026; and

(e) The description of the Registrant’s Common Stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, and any and all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports or other documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Registrant will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

Radian Group Inc.

500 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Attention: Investor Relations

Telephone: (215) 231-1000

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit

4.1	Radian Group Inc. 2026 Inducement Grant Equity Plan, as amended as of August 6, 2026 (incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (file no. 1-11356) for the quarter ended June 30, 2026, and filed with the SEC on August 7, 2026)

4.2	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2004, and filed on May 12, 2004)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 22, 2008, and filed on May 29, 2008)

4.4	Second Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 12, 2010, and filed on May 18, 2010)

4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant effective as of May 15, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 14, 2013, and filed on May 20, 2013)

4.6	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant effective as of May 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2016, and filed on May 17, 2016)

4.7	Fourth Amended and Restated By-laws of Radian Group, Inc., effective September 17, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8- K (file no. 1-11356) dated September 17, 2025, and filed on September 18, 2025)

*5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Faegre Drinker Biddle & Reath LLP (included within Exhibit 5.1).

*24.1	Power of Attorney (included with signature page).

*107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on August 10, 2026.

RADIAN GROUP INC.

By:	/s/ Richard G. Thornberry
Name: Richard G. Thornberry
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints Richard G. Thornberry, Edward J. Hoffman, Daniel Kobell and Elizabeth A. Diffley, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf in his or her capacity as a director and/or officer and to execute any and all documents for him or her in such capacity, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with this registration statement, including, without limitation, the execution and filing with the Commission of any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard G. Thornberry Richard G. Thornberry	Chief Executive Officer (Principal Executive Officer) and Director	August 10, 2026

/s/ Daniel Kobell	Senior Executive Vice President, Interim Chief Financial Officer (Principal Financial Officer)	August 10, 2026
Daniel Kobell

/s/ Robert J. Quigley	Senior Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 10, 2026
Robert J. Quigley

/s/ Howard B. Culang	Non-Executive Chair of the Board	August 10, 2026
Howard B. Culang

/s/ Fawad Ahmad	Director	August 10, 2026
Fawad Ahmad

/s/ Brad L. Conner	Director	August 10, 2026
Brad L. Conner

/s/ Debra Hess	Director	August 10, 2026
Debra Hess

/s/ Anne Leyden	Director	August 10, 2026
Anne Leyden

/s/ Seraina Macia	Director	August 10, 2026
Seraina Macia

/s/ Brian D. Montgomery	Director	August 10, 2026
Brian D. Montgomery

/s/ Lisa Mumford	Director	August 10, 2026
Lisa Mumford

/s/ Jed Rhoads	Director	August 10, 2026
Jed Rhoads

/s/ Noel J. Spiegel	Director	August 10, 2026
Noel J. Spiegel